Exhibit 99.1

IEC ANNOUNCES FISCAL 2019 SECOND QUARTER RESULTS

Newark, New York, May 8, 2019 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2019 second quarter and six months ended March 29, 2019.

IEC reported revenues of $37.3 million for the second quarter of fiscal 2019, an increase of 17.4% as compared to revenues of $31.8 million for the fiscal 2018 second quarter. Gross margin for the second quarter of fiscal 2019 was 12.3% compared to 15.1% in the same quarter last year. Selling and administrative expenses increased to $3.3 million in the second quarter of fiscal 2019, or 8.9% of sales, as compared to $2.9 million, or 9.2% percent of sales, in the second quarter of fiscal 2018. The Company reported net income of $0.7 million, or $0.06 per basic and diluted share for the second quarter of fiscal 2019, compared to net income of $1.6 million, or $0.15 per basic and diluted share in the second quarter of fiscal 2018.

Revenues for the first six months ended March 29, 2019 increased 37% to $72.7 million as compared to $52.9 million for the first six months of fiscal 2018. Gross margin for the first half of fiscal 2019 improved to 13.3% as compared to 11.9% in the first half of fiscal 2018. Selling and administrative expenses increased to $6.7 million during the first six months of fiscal 2019 but decreased as a percentage of sales to 9.2%, as compared to $5.7 million or 10.8% of sales for the first six months of fiscal 2018. Net income for the first half of fiscal 2019 was $1.7 million, or $0.17 per basic share, compared to $1.1 million, or $0.11 per basic share, in the same prior year period.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “We achieved continued revenue momentum in the second quarter, driven by growth across all three of our market segments. In addition to the year over year improvement, this quarter represents our third consecutive quarter of sequential revenue growth. This growth is purely organic, a result of our success winning new programs from existing and new customers, which we believe demonstrates the value they see in our capabilities and the broad range of solutions we provide as a full service manufacturing partner. For our second fiscal quarter, our book to bill ratio was 1.1:1, and our backlog remains strong.

“Second quarter margin performance was at the lower end of our expected range, related primarily to our focus on proactively investing in our workforce and other resource levels to meet the production needs generated by our strong backlog and booking activity. The life-saving, mission critical nature of the programs we support requires that we hire and train skilled staff in advance of converting customer orders from backlog to production. Additionally, our industry continues to contend with component shortages and while we’re becoming more adept at ensuring we have the right materials on hand to meet customer commitments, these shortages impacted production in the quarter and put pressure on our margin performance. Gross margin was also impacted in the second quarter by tariffs on raw materials from China, which affected reconciliation with certain customers between our quoted cost and our actual cost for select programs. We expect the tariff impact in our statement of operations to reverse in the second half of fiscal 2019, and we do not expect any long-term impact to our future performance.”

Mr. Schlarbaum concluded, “Our backlog is up almost 20% since the start of the fiscal year, which reinforces our confidence that we will be able to deliver on our expectation of double digit year over year revenue growth in fiscal 2019. We continue to be energized by the opportunities we are seeing and believe that our technical capabilities, proven dependability as a manufacturing partner and efficient operating model position the Company to deliver consistent levels of organic growth.”

Conference Call:

IEC will host a conference call, today, Wednesday, May 8, 2019 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2019 second quarter and six months ended March 29, 2019.

Exhibit 99.1

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.
A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 46052.
To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/46052. An online replay will be available shortly after the call.
About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, and ISO 13485, and is Nadcap accredited.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; risks related to the accuracy of the estimates and assumptions we used to revalue our net deferred tax assets in accordance with the Tax Cuts and Jobs Act of 2017; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

Exhibit 99.1

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Audra Gavelis
Director of Marketing & Investor Relations
IEC Electronics Corp.
(315) 332-4559
agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 29, 2019 and SEPTEMBER 30, 2018
(unaudited; in thousands, except share and per share data)

	March 29, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	27,822	25,168
Unbilled contract revenue	6,043	—
Inventories	38,843	34,126
Other current assets	1,800	1,747
Total current assets	74,508	61,041

Property, plant and equipment, net	19,614	20,110
Deferred income taxes	8,220	8,855
Other long-term assets	695	442
Total assets	$103,037	$90,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,632	$1,449
Current portion of capital lease obligation	324	306
Accounts payable	26,405	28,689
Accrued payroll and related expenses	1,944	1,796
Other accrued expenses	557	458
Customer deposits	10,226	7,595
Total current liabilities	41,088	40,293

Long-term debt	25,574	16,002
Long-term capital lease obligation	6,857	7,027
Other long-term liabilities	1,589	1,750
Total liabilities	75,108	65,072

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,370,695 and 11,304,393 shares, respectively
Outstanding: 10,315,207 and 10,248,905 shares, respectively	103	102
Additional paid-in capital	47,695	47,326
Accumulated deficit	(18,280)	(20,463)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	27,929	25,376
Total liabilities and stockholders’ equity	$103,037	$90,448

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE and SIX MONTHS ENDED MARCH 29, 2019 and MARCH 30, 2018
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018

Net sales	$37,294	$31,768	$72,735	$52,923
Cost of sales	32,708	26,984	63,090	46,622
Gross profit	4,586	4,784	9,645	6,301

Selling and administrative expenses	3,328	2,923	6,680	5,710
Operating income	1,258	1,861	2,965	591

Interest and financing expense	385	278	708	511
Income before income taxes	873	1,583	2,257	80

Income tax expense/(benefit)	203	4	515	(1,005)

Net income	$670	$1,579	$1,742	$1,085

Net income per common share:
Basic	$0.06	$0.15	$0.17	$0.11
Diluted	$0.06	$0.15	$0.16	$0.11

Weighted average number of shares outstanding:
Basic	10,286,876	10,217,781	10,274,772	10,211,101
Diluted	10,678,058	10,348,662	10,574,076	10,316,762